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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We hereby consent to the use of our report dated May 7, 1999 (except Note 11, as to which the date is August 25, 1999), with respect to the consolidated financial statements of CR Technology, Inc. and Subsidiary for the year ended December 31, 1998, included in this Current Report on Form 8-K of Photon Dynamics, Inc. and its incorporation by reference in the registration statements previously filed by Photon Dynamics, Inc. on Form S-3, File No. 333-49444, Form S-8, File No. 33-98232-LA; Form S-8, File No. 333-54254; Form S-8, File No. 333-95479; Form S-8, File No. 333-72761; Form S-8, File No. 333-51413; and Form S-8, File No. 333-05283.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION CACCIAMATTA ACCOUNTANCY CORPORATION
Irvine, California August 17, 2001

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT